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                                                                    EXHIBIT 99.L


                                     FORM OF

                               PURCHASE AGREEMENT

         ING Variable Insurance Trust, a Delaware business trust (the "Trust"), and ING Mutual Funds Management Co. LLC hereby agree as follows:

         1. The Trust hereby offers and ING Mutual Funds Management Co. LLC hereby purchases shares (the "Original Shares"), par value $.001 per share, of each portfolio ("Fund") of the Trust as indicated on Exhibit A, attached hereto. ING Mutual Funds Management Co. LLC hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Trust hereby acknowledges receipt ING Mutual Funds Management Co. LLC in the amount of $100,000 in full payment for the Original Shares.

         2. ING Mutual Funds Management Co. LLC represents and warrants to the Trust that the Original Shares are being acquired for investment purposes and not with a view to the distribution thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement this ______ day of ____________, 2000.

                                             ING VARIABLE INSURANCE TRUST

Attest:


_____________________________                By: _______________________________
                                                  Name:
                                                  Title:

                                             ING MUTUAL FUNDS MANAGEMENT CO. LLC

Attest:

_____________________________                By: _______________________________
                                                  Name:
                                                  Title:

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                                                                       EXHIBIT A

Name of Fund                          Number of Shares      Price Per Share
------------                          ----------------      ---------------
ING International Equity Fund               5,000                $10.00

ING Global Brand Names Fund                 5,000                $10.00